UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 9, 2017

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913
(Address of Principal Executive Offices) (Zip Code)
(239) 226-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Alico, Inc. (the “Company”) has announced that its Board of Directors has authorized a new share repurchase plan (the “Repurchase Plan”). Under this Repurchase Plan, the Company may repurchase up to $5.0 million of its common stock from March 9, 2017 to March 9, 2019 and repurchases will be made from time to time by the Company in the open market as conditions allow, or in privately negotiated transactions. Up to $2.0 million of the repurchases may be implemented under a Rule 10b5-1 trading plan, which would allow repurchases under pre-set terms at times when the Company might otherwise be prevented from doing so under insider trading laws or because of self-imposed blackout periods. Because repurchases under the Repurchase Plan are subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Repurchase Plan or that there will be any repurchases pursuant to the Repurchase Plan. Subject to applicable regulations, the Company may elect to amend or cancel the Repurchase Plan at its discretion.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: March 10, 2017	By:	/s/ John Kiernan
	Name:	John Kiernan
	Title:	Chief Financial Officer

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